ASSET PURCHASE AGREEMENT

                        KERR-McGEE CHEMICAL CORPORATION

                                      AND

                                  AMPAC, INC.

                               TABLE OF CONTENTS

ARTICLE                                                               PAGE NO.

I        DEFINITIONS                                                       1
II       TRANSFERS                                                         6
III      PURCHASE PRICE                                                    7
IV       SELLER'S REPRESENTATIONS                                          9
V        PURCHASER'S REPRESENTATIONS                                      12
VI       CONDITION OF ASSETS AND WARRANTIES                               15
VII      INDEMNIFICATION                                                  16
VIII     TAXES                                                            21
IX       EMPLOYEES                                                        21
X        PRECLOSING ACTIVITY AND CONTINUATION OF BUSINESS                 22
XI       RISK OF LOSS                                                     27
XII      CLOSING                                                          27
XIII     THE STATUS OF REPRESENTATIONS AT AND CONDITIONS                  29
         TO CLOSING
XIV      RETAINED RIGHTS                                                  34
XV       CONTINUING OBLIGATIONS                                           37
XVI      TERMINATION AND DEFAULT                                          41
XVII     POST CLOSING NON-COMPETITION                                     43
XVIII    MISCELLANEOUS                                                    44

     EXHIBITS

Attached hereto and made a part hereof are the following Exhibits:

Exhibit                  Exhibit Caption
-------                  ---------------

A                        COMPUTER SOFTWARE AND FILES
A-1                      EXCLUDED ITEMS
B                        CONTRACTS
C                        PROCESS DESCRIPTION
D                        TECHNICAL INFORMATION
E                        WIRE INSTRUCTIONS
F                        PURCHASE PRICE ALLOCATION
G                        SCHEDULE OF SELLER'S EXCEPTIONS
H                        SCHEDULE OF PURCHASER'S EXCEPTIONS
I                        KEY EMPLOYEES
J                        BILL OF SALE
K                        FORM OF ASSIGNMENT - CONTRACTS
L                        FORM OF PARENT COMPANY GUARANTEE

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and effective as of this day 10th day of October, 1997, by and between Kerr-McGee Chemical Corporation, a Delaware corporation; (hereinafter sometimes referred to as "Seller"), and AMPAC, INC., a Nevada corporation (hereinafter sometimes referred to as "Purchaser").

                                  WITNESSETH:

WHEREAS, Seller owns those "Assets" described more fully in Article I relating to manufacture and sale of Ammonium Perchlorate; and

WHEREAS, Purchaser desires to acquire Seller's interest in the Assets pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.01 "AFFILIATE" shall mean any person, firm, corporation or other legal entity controlling controlled by or under common control with the party in question. A person shall be presumed to control any corporation of which he, she or it owns more than fifty percent (50%) of the voting securities or any partnership of which he, she or it is a general partner.

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1.02 "AP" means ammonium perchlorate, but excludes Reclaimed Product.

1.03 "AP BUSINESS" means the business of Seller relating to the Assets and to the manufacture and sale of AP.

1.04 "ASSETS" shall mean the Process, the Technical Information, the Contracts, the Option, the Records and all other assets of Seller used primarily in the AP Business, such as good will, customer lists and contacts, marketing expertise and assistance, and the computer software and data files described on Exhibit A, but excluding the Production Facilities and excluding those items (if any) described in Exhibit "A-1".

1.05 "ASSUMED OBLIGATIONS" shall mean all unfulfilled written obligations arising under or in connection with the Contracts, but excluding costs, expenses, obligations, losses, claims and liabilities to the extent based on (i) the performance or nonperformance of Seller prior to Closing, or (ii) any and all obligations of Seller under such Contracts which are not set forth in the written instruments evidencing the Contracts.

1.06 "CLOSING" shall have the meaning given at Section 12.01.

1.07 "CLOSING DATE" shall mean the date specified in Section 12.01.

1.08 "CLOSING PAYMENT" shall have the meaning given at Section 3.01.

1.09 "CONTRACTS" shall mean all of Seller's right, title and interest in and to, and duties and obligations under, any and all of the contracts and agreements described on Exhibit B, including all related amendments.

1.10 "EMPLOYEE BENEFIT PLAN" shall mean (i) any plan, program or arrangement as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA and any multiemployer plan as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the United States Internal Revenue Code of 1986, as amended ("Code"); and
(ii) any personnel policy, stock option plan, collective bargaining agreement (or work agreement), bonus plan or arrangement, incentive award plan or arrangement, change in control plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement (oral or written) and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Subsection (i) above.

1.11 "FIRM ORDER" shall mean an order for AP existing on the date hereof that Seller is contractually obligated to honor, but only to the extent such order is, as of such date, scheduled for delivery after the Closing but on or before March 31, 1998; provided that delay in actual delivery beyond March 31, 1998 on account of unavailability of customer furnished bins shall not change the character of what otherwise would be a Firm Order. Firm Orders shall not exceed a cumulative total maximum of 1,400,000 pounds of AP.

1.12 "H-S-R Act" shall mean the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

1.13 "INVENTORY" shall mean all Seller-owned AP finished and stored, or in the process of being cross-blended, at Seller's Henderson and/or Apex, Nevada facilities, on the Closing Date, other than any such AP that has been identified to a Firm Order or to a New Order. (For purpose of clarification, neither Reclaimed Product nor customer-owned product stored at Seller's Apex facility shall be deemed to be Inventory.)

1.14 "INVENTORY VALUE" shall mean the value of the Inventory, as determined in accordance with Section 3.02 to be paid to Seller as provided in that Section.

1.15 "NEW ORDER" shall mean any order for AP that becomes binding on Seller after the date hereof, that is not assignable to Purchaser and that is filled by delivery after the Closing Date.

1.16 "OPTION" shall have the meaning given at Section 2.02.

1.17 "OPTION PERIOD" shall have the meaning given at Section 2.02.

1.18 "PROCESS" shall mean the processes (and all Seller-owned technology related primarily thereto), used by Seller at its Henderson and Apex, Nevada facilities to manufacture AP, as more particularly described on Exhibit C.

1.19 "Production Facilities" shall mean all of Seller's plant, equipment, real property and fixed assets used in the production of AP, comprised primarily of its manufacturing and cross blending facilities in Henderson and Apex, Nevada, together with its water and power supply agreements therefor and its interest in Basic Investments Inc. associated/herewith.

1.20 "PURCHASER'S INVENTORY" shall mean that Inventory with respect to which Purchaser has given notice of exercise of the Option in a timely manner, all as herein provided.

1.21 "RECLAIMED PRODUCT" shall have the meaning given at Section 14.02.

1.22 "RECORDS" shall mean all of Sellers' right, title and interest in and to all price lists, customer correspondence, mailing lists, sales records, customer lists and other commercial data, in the actual possession of Seller, primarily related to the Assets, but specifically excluding any information that Seller is under a contractual or legal obligation not to disclose.

1.23 "RESERVED LICENSE" shall mean a perpetual, royalty free, nonexclusive, irrevocable right and license in favor of Seller, its parent Kerr-McGee
Corporation, and their successors and assigns, to practice and use any inventions, technology or intellectual property forming part of the Assets as may necessary or useful to use, repair, have repaired or sell, in whole or in part, the Production Facilities.

1.24 "RESERVED RIGHT" shall have the meaning given at Section 14.03.

1.25 "TECHNICAL INFORMATION" shall mean all the technical data, proprietary information, unpatented inventions, trade secrets, processes, formulae, designs and know-how relating primarily to the Process owned by Seller on the date hereof including, without limitation, those items on Exhibit D.

                                   ARTICLE II
                                   TRANSFERS

2.01 TRANSFER. Effective as of 12:01 a.m. Central Time on the Closing Date and subject to the terms and conditions contained in this Agreement, Seller agrees to sell and transfer the Assets and substantially all its AP Business to Purchaser, and Purchaser agrees to buy and take the Assets and substantially all the AP Business from Seller. From and after such time, Seller will terminate substantially all AP production operations, and (except as may be provided in limited circumstances identified in Article XIV and Section 15.05 and except with regard to Reclaimed Product) shall not thereafter manufacture, sell, or deliver any AP of any kind or type to any person, firm, or corporation, or to any government or governmental entity or agency, directly or indirectly. However, the Production Facilities will not be transferred and Seller reserves the Reserved License and Reserved Rights.

2.02 OPTION Rights. Included in the Assets to be transferred as above provided shall be the right and option for Purchaser to purchase at the Inventory Value all or such portion of the Inventory as Purchaser may elect, exercisable on notice to Seller from time to time anytime within the 12 month period commencing at the Closing. Such right to purchase shall hereinafter sometimes be referred to as the "Option" and such 12 month exercise period shall hereinafter sometimes be referred to as the "Option Period". Purchaser shall be entitled to exercise the Option as to various quantities of Inventory at various times during the Option Period. Each notice of exercise shall specify the quantity and any other relevant terms.


                                  ARTICLE III
                                 PURCHASE PRICE

3.01 PAYMENT OF PURCHASE PRICE. As full payment and consideration for the transfers by Seller to Purchaser, and Purchaser's acceptance thereof, pursuant to the terms and conditions of this Agreement, Purchaser shall pay to Seller the sum of Thirty Nine Million Dollars ($39,000,000) (the "Purchase Price") plus the Inventory Value of Purchaser's Inventory. The Purchase Price shall be paid to Seller at Closing. The Inventory Value will be paid in accordance with Section
3.02. Unless otherwise instructed in writing by Seller, the Purchase Price shall be paid to Seller by wire transfer of immediately available funds to the Seller account designated in Exhibit E. The Purchase Price for the Assets shall be allocated hereunder in accordance with Section 1060 of the Internal Revenue Code of 1986, as reflected on Exhibit G hereto, and IRS form 8594 and all tax returns and reports filed by Seller and Purchaser with respect to the transactions contemplated by this Agreement shall be consistent with such allocation.

3.02 INVENTORY VALUE. For purposes of this Agreement, "Inventory Value" shall mean One and 50/100 Dollars ($1.50) per pound. It is understood and agreed Purchaser is acquiring Purchaser's Inventory solely and exclusively for resale and for no other purpose. No later than 30 days after each exercise of its Option, Purchaser shall pay to Seller by wire transfer of immediately available funds to the account designated at Exhibit E a sum equal to the Inventory Value multiplied times the number of pounds of Inventory covered by that exercise of the Option.

3.03 PURCHASER FINANCING. Purchaser's obligation to close is contingent on it being able to secure financing for not less than the Purchase Price, to be funded no later than the Closing Date. Purchaser agrees to use reasonable commercial efforts in good faith in an attempt to secure such financing and, in association therewith, will investigate obtaining private placement of debt with or without the possibility of senior bank financing, and public "high yield" debt financing. Purchaser agrees to keep Seller fully informed of its efforts to secure financing and its progress in association therewith. Furthermore, it shall immediately notify Seller of the date it has confirmed the securing of such financing. For purposes of this Agreement, such financing shall be deemed to have been "secured" (a) if a private placement is used, when the lender(s) issue a commitment, in customary commercial form, subject to customary conditions; and (b) if a public debt financing is used, when the investment banking firm selected to manage the issue delivers its Underwriting Agreement in customary commercial form, subject to customary conditions.

                                   ARTICLE IV
                            SELLER'S REPRESENTATIONS

Seller hereby makes the following representations as of the date of this Agreement, each of which is material and is relied upon by Purchaser:

4.01 EXISTENCE. It is duly organized, validly existing and in good standing under the laws of the jurisdictions where incorporated and qualified to do business, and it is so qualified in all jurisdictions where ownership of the Assets or the nature of its business requires it to be so qualified.

4.02 AUTHORIZATION. It has the power to enter into and perform this Agreement and the transactions contemplated hereby; except as authorization to consummate the transactions contemplated by this Agreement requires further approvals as stated in Section 13.03(c), the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on its part; this Agreement has been duly executed and delivered on its behalf; and this Agreement constitutes the valid, legal and binding obligation of it and is enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general or general principles of equity.

4.03 BROKERS. It has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect to the transfer provided for in this Agreement which will be the responsibility of Purchaser. Any such brokers' or finders' fee, obligation or liability that might exist shall be the sole obligation of the party creating the same.

4.04 NO CONFLICTS. Except as may be disclosed on Exhibit G, the consummation of the transactions contemplated by this Agreement will not be in conflict with or constitute an event of default or give rise to any valid claim, demand or cause of action under:

(a) Seller's Articles of Incorporation, Seller's Bylaws, or any agreement or instruments to which it is subject or by which either Seller or the Assets are bound, or

(b)    any order, writ, judgment or decree applicable to it, or

(c)    any covenants imposed upon it by any bank or other financial institution.

4.05 LEGAL  ACTIONS.  To its knowledge,  there is (i) no suit,  action or claim,
(ii) no investigation or inquiry by any administrative agency or governmental body, and (iii) no legal, administrative or arbitration proceeding pending or threatened against the Seller or any of the property, assets, business or prospects of it or to which it is or might reasonably be expected to become a party relating to the Assets being purchased by Purchaser pursuant to this Agreement, or that seeks to prevent or prohibit, or would have the effect, if successful, of preventing or prohibiting, any of the transactions contemplated by this Agreement except as may be specifically set forth on Exhibit G. To its knowledge, there is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting it which could materially affect the Assets being purchased by Purchaser pursuant to this Agreement, except as may be specified in Exhibit G.

4.06 COMPLIANCE WITH LAWS AND AGREEMENTS. To the best of its information and belief, it is not in violation of any law, rule, regulation, ordinance, code, order, license, concession or permit of any federal, state or local entities which have jurisdiction over Seller, relating to the Assets and the AP Business, except as may be disclosed on Exhibit G. Seller has performed in all material respects all obligations required to be performed by it and is not in default, nor in receipt of any claim or notice of default, defense, setoff, counterclaim, termination, cancellation or acceleration, under any of the Contracts, except as may be disclosed in Exhibit G.

4.07 CONSENTS. Except under the H-S-R Act and as may be disclosed on Exhibit G, no third party must consent to Seller's transfer of the Assets and, to the best of its information and belief, no filing with any governmental entity is required relating to any of the transactions or asset transfers contemplated by this Agreement. Except as reflected on Exhibit G, each Contract is freely assignable, and will be validly assigned and transferred as of the Closing Date, by Seller without requiring any payment to, or consent from, any person or entity.

4.08 RIGHTS TO PURCHASE. Except as may be disclosed on Exhibit G, no third party holds any right to purchase any of Seller's interest in the Assets.

4.09 AP BUSINESS AGREEMENTS. Except as may otherwise be noted thereon, Exhibit B hereto lists specifically each of the following contracts, agreements, commitments or other documents relating to the AP Business presently in effect (and no others are necessary for the conduct of the AP Business of Seller as now conducted):

(a)    Each  material  contract,   agreement  or  commitment   relating  to  any
       invention, process, know how, formulae, design or trade secret relating primarily to the AP Business.

(b) Each partnership, joint venture, joint operating or similar agreement (if any) relating to the ownership, operation and use of the AP Business.

4.10 To the best of its information and belief, Seller has conducted its AP Business, and as of the Closing Date will have conducted its AP Business, in such manner that the transactions and asset transfers contemplated by this Agreement will not subject Purchaser to any valid claim, demand, or cause of action, or any liability, under any environmental laws or regulations, or under any permits or licenses to which Seller's conduct of its AP Business is or has been subject.

4.11 FULL DISCLOSURE. Except as may be disclosed on Exhibit G hereto, (i) to the best of its knowledge, it has disclosed to Purchaser all material information regarding the condition and operation of the AP Business and the Assets; and
(ii) the representations and warranties by it in this Agreement and the statements contained in those documents, certificates and other writings furnished to Purchaser pursuant to this Agreement, when considered as a whole, to its knowledge, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein and therein not misleading.

                                   ARTICLE V

                          PURCHASER'S REPRESENTATIONS

Purchaser hereby makes the following representations as of the date of this Agreement, each of which is material and is relied upon by Seller:

5.01 EXISTENCE. It is duly organized, validly existing and in good standing under the laws of the jurisdictions where incorporated and qualified to do business, and it is so qualified in all jurisdictions where ownership of the Assets or the nature of its business requires it to be so qualified.

5.02 AUTHORIZATION. It has the corporate power to enter into and perform this Agreement and the transactions contemplated hereby; except as authorization to consummate the transactions contemplated by this Agreement requires further approvals as stated in Section 13.03(c), the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on its part; this Agreement has been duly executed and delivered on its behalf; and this Agreement constitutes the valid, legal and binding obligation of it and is enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general or general principles of equity.

5.03 BROKERS. It has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect to the Transfer provided for in this Agreement which will be the responsibility of the Seller and any such brokers' or finders' fee, obligation or liability that might exist shall be the sole obligation of the party creating the same.

5.04 NO CONFLICTS. Except as may be disclosed on Exhibit H, the consummation of the transactions contemplated by this Agreement are not in conflict with or constitute an event of default or give rise to any valid claim, demand or cause of action under:

(a)    Purchaser's  Articles  of  Incorporation,   Purchaser's  Bylaws,  or  any
       agreement or instruments to which it is subject or by which it is bound or

(b)    any order, writ, judgment or decree applicable to it, or

(c)    any covenants imposed upon it by any bank or other financial institution.

5.05 CONSENTS. Except under the H-S-R Act and as may be disclosed on Exhibit H, no third party must consent to Purchaser's purchase of the Assets and, to the best of its information and belief, no filing with any governmental entity is required relating to any of the transactions or asset transfers contemplated by this Agreement.

5.06 PURCHASER'S FINANCIAL CAPACITY. It has, subject to securing the financing described in Section 3.04, the financial capacity and resources to proceed to the Closing and to meet all its obligations as set forth herein.

5.07 INVESTIGATION. It will, by tendering the Purchase Price at Closing, signify it has conducted such investigation and due diligence review with respect to the Assets and AP Business as it deems prudent.

5.08 FULL DISCLOSURE. Except as may be disclosed on Exhibit H hereto the representations and warranties of it in this Agreement, when considered as a whole, to its knowledge, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein and therein not misleading.

                                   ARTICLE VI

                       CONDITION OF ASSETS AND WARRANTIES

6.01 TITLE. Seller warrants that it owns the Inventory, Records and the Technical Information; and has valid and subsisting rights in, to and under the Process and the Contracts -- all free and clear of any lien, charge, security interest, adverse claim or encumbrance. Upon the Closing, Purchaser shall receive good title in the Assets including, without limitation, the Option, the Records, and the Technical Information, and valid and subsisting rights in, to and under the Process and the Contracts -- all free and clear of any lien, charge, security interest, adverse claim or encumbrance.

6.02 CONDITION. The Purchaser's Inventory and other personal property described on Exhibit A, is sold in an "AS IS, WHERE IS" condition. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS ARTICLE, SELLER MAKES NO WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE ASSETS. ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR PURPOSE ARE EXPRESSLY DISCLAIMED. IN NO EVENT SHALL SELLER BE RESPONSIBLE, OR HAVE ANY LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ASSOCIATED IN ANY WAY WITH THE PURCHASER'S INVENTORY OR OTHER PERSONAL PROPERTY TO BE TRANSFERRED HEREUNDER. With respect to Purchaser's Inventory in bins stored at Seller's Apex facility that will be delivered to
                                      -15-
customers after Closing with no further finishing or cross blending, Seller will, at Purchaser's request furnish directly to the customer its standard warranty as to specification, grade, particle size etc., provided that damages for any breach of such warranty would be limited to the Inventory Value received by Seller for the material in question and that no special, indirect, consequential or punitive damages would be available. With respect to Purchaser's Inventory in lined drums that would be further finished or cross-blended by or on behalf Purchaser after Closing, Seller is prepared to certify to Purchaser the specification, grade, particle size etc., provided that damages for any breach of such certification would be limited to the Inventory Value received by Seller for the material in question and that no special, indirect, consequential or punitive damages would be available.


                                  ARTICLE VII

                                INDEMNIFICATION

7.01 SELLER'S INDEMNITY. Seller shall indemnify and hold Purchaser, its parent corporation and their directors, officers, employees and agents harmless from and against all liability, loss, damage or expense (including reasonable attorney fees but excluding special, indirect or consequent damages) sustained by the Purchaser:

(a)    arising   out  of  or   resulting   from  any   breach   of  any  of  the
       representations, warranties or covenants or made by Seller herein; or

(b) arising out of or resulting from legal actions, lawsuits, claims, proceedings, arbitration or investigations associated with ownership and/or use of the Assets (including, by way of example and not limitation, the Inventory) prior to the Closing Date and, with respect to

Inventory only, after the Closing Date, except to the extent, and from and after the time, the same becomes Purchaser's Inventory.

7.02 PURCHASER'S INDEMNITY. Purchaser shall indemnify and hold Seller, its parent corporation, and all their directors, officers, employees and agents harmless from and against all liability, loss, damage or expense (including reasonable attorney fees but excluding special, indirect or consequential damages) sustained by the Seller:

(a)    arising   out  of  or   resulting   from  any   breach   of  any  of  the
       representations, warranties or covenants made by Purchaser herein; or

(b) arising out of or resulting from legal actions, lawsuits, claims, proceedings, arbitration or investigations associated with ownership and/or use of the Assets (excluding Inventory) on or after the Closing Date, or of the Inventory to the extent, and from and after the time, the same becomes Purchaser's Inventory.

7.03 LIMITATIONS. The indemnity obligations in Sections 7.01 and 7.02 shall expire and be of no further force and effect from and after the fifth anniversary of the Closing Date except for claims with respect to which written notice was given hereunder prior to such fifth anniversary.

7.04     INDEMNIFICATION PROCEDURES.

(a) A party claiming indemnification under this Agreement ("Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought ("Indemnifying Party") of any claim or claims ("Claim") asserted against the Indemnified Party which it believes could give rise to a right of indemnification under this Agreement and
       (ii) transmit to the Indemnifying Party a written notice describing in reasonable detail the nature of the Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Claim, if reasonably possible, and the basis of the Indemnified Party's request for indemnification under this Agreement; provided however, the omission so to notify the Indemnifying Party (x) will not relieve it from any liability that it may have to any Indemnified Party under this Article VII unless the Indemnifying Party has been prejudiced in any material respect by such omission and (y) will not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party other the under this Article VII. Within twenty days after receipt of notice of the Claim ("Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Agreement with respect to such Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claim.

(b) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Agreement and that the Indemnifying Party elects to assume the defense of the Claim then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.04(b). Subject to the restrictions set forth in Section 7.04(d) below, the Indemnifying Party shall have full control of such defense and proceedings including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party shall at the sole cost and expense of the Indemnifying Party, reasonably cooperate with the Indemnifying Party and its counsel in contesting any Claim which the Indemnifying Party elects to contest. The Indemnified Part may participate in, but not control, any defense or settlement of any third party Claim controlled by the Indemnifying Party pursuant to this Section 7.04(b) and, except as permitted above or pursuant to
Section 7.04(c), shall bear its own costs and expenses with respect to such participation.

(c) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.04(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.04(b) but fails to diligently and promptly prosecute and defend or settle the Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings and may enter into any compromise or settlement of such Claim without the Indemnifying Party's consent. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Agreement and if such dispute is resolved in favor of the Indemnifying Party by final, non appealable order of a court of competent jurisdiction, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 7.04(c) or of the Indemnifying Party's participation therein at the Indemnified Party's request and the Indemnified Party shall reimburse the Indemnifying Party in full or for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.04(c) and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(d) Except as otherwise provided in Section 7.04(c), neither an Indemnifying Party nor an Indemnified Party shall be liable for any settlement of any litigation or proceeding effected without its written consent (which consent shall not be unreasonably withheld); provided, however, without the Indemnified Party's written consent (at its sole discretion), an Indemnifying Party shall not settle or compromise any action or proceeding or consent to entry of any judgment (i) that would impose an injunction or other equitable relief upon the Indemnified Party or (ii) that would impose or require the modification of any contractual obligations under the Contracts. In any negotiations with third parties or any litigation relating to claims of patent infringement or the infringement of other intellectual property rights, which claims relate to the AP Business or the Assets, both Seller and Purchaser shall be entitled to participate, and no agreement, license or settlement shall be entered into with respect to any such claims without the written consent of Purchaser and Seller, which consent shall not be unreasonably withheld.

                                  ARTICLE VIII

                                     TAXES

8.01 TAXES. All taxes on the ownership of the Assets, if any, (other than those based on income) for the tax period in which the Closing Date occurs shall be apportioned and prorated as of the Closing Date between Seller and Purchaser. If either party pays any such tax which is the responsibility of the other party, it shall be entitled to prompt reimbursement within thirty (30) days after issuance to the responsible party of evidence of such payment.

8.02 STATE SALES TAXES. At Closing or, if applicable, with each payment of Inventory Value, Purchaser shall deliver to Seller, as agent for the State of Nevada, an amount equal to the Nevada state sales or use tax payment applicable, if any, to the transaction contemplated hereby. Seller agrees to promptly forward such payment to the appropriate authorities in the State of Nevada as required by applicable law.

                                   ARTICLE IX
                                   EMPLOYEES

9.01 EMPLOYEES. Seller has certain employees identified on Exhibit H hereto assigned to the AP Business. Upon request, Seller shall provide Purchaser with information as to job title and compensation level of each such employee. Seller will give the Purchaser reasonable access during normal business hours to interview any such employee that Purchaser desires to interview. It is clearly understood that Purchaser has no obligation to employ or offer to employ any such employee.

9.02 NOTICE. Purchaser shall promptly notify Seller in writing the name of those employees of Seller to which it makes an offer of employment and a second identifying notice promptly upon receipt of acceptance of such offer. Purchaser shall not enter into an employment arrangement with any such employee that will become effective prior to the second anniversary of the Closing.

9.03 ERISA. Seller and its Affiliates shall be responsible for (i) the payment of all wages and other remuneration due to their current or former employees with respect to their services as employees of Seller or its Affiliates, (ii) the provision of health plan continuation coverage in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and Sections 601 through 608 of ERISA, due to or with respect to the employees of Seller whose employment with Seller is terminated in connection with Seller's sale of the Assets, and (iii) any liability or other obligation of Seller or any of its Affiliates which in any way relate to or are attributable to any Employee Benefit Plan sponsored, maintained or contributed to, for the benefit of any employee with respect to their services as employees of Seller or its Affiliates. Neither Seller nor its Affiliates will make any transfer of pension or other Employee Benefit Plan assets to the Purchaser.

                                   ARTICLE X

                            PRECLOSING ACTIVITY AND
                            CONTINUATION OF BUSINESS

10.01 ANTITRUST NOTIFICATION. The parties hereby acknowledge it is their understanding and belief that the transaction contemplated hereby is of the type and magnitude requiring submission of premerger notification to the Federal Trade Commission and the Department of Justice under the

H-S-R Act. The parties therefore each agree to prepare and file premerger notification in accordance with the H-S-R Act. However, the parties agree such filing shall be made no earlier than the date Purchaser has confirmed (and advised Seller of) the securing of the financing described at Section 3.04 and further agree such filing shall be made no later than ten (10) days after such date or the date of this Agreement, whichever is later. Both parties agree to not request early termination of any applicable waiting period under the H-S-R Act and to comply with agency requests for additional information concerning the contemplated transaction. The parties (including their outside counsel and consultants where appropriate) agree to cooperate in the preparation, and coordinate the filing, of such notifications. Each party hereby acknowledges that, as of the date hereof, it has made no filing pursuant to the H-S-R Act regarding the transactions contemplated hereby, and the waiting period specified in the H-S-R Act has not yet expired.

10.02 ACCESS. Until Closing, Seller shall, during normal business hours and upon prior written request, afford Purchaser reasonable access to its Henderson and Apex, Nevada facilities to view the Process and to examine the documentary portion of the Assets (but with the right in Seller to first excise market sensitive, competitive or confidential data) so as to enable Purchaser to conduct such "due diligence" review as it deems desirable. Purchaser agrees to comply with Seller's health, safety and other rules applicable to such facilities of which it has been advised while at such facilities.

10.03 CONDUCT OF BUSINESS. During the period from the date hereof to the Closing, Seller shall continue to conduct its business and operations with regard to the Assets in the same manner as they have been conducted heretofore, and shall maintain the books of account in accordance with generally accepted accounting principles consistently applied and in a manner that fairly and accurately reflects its income, expenses, assets and liabilities. Notwithstanding anything which may be to the contrary in the preceding sentence, with respect to quotations it may make during such period, Seller may vary its ordinary practice and bid in the alternative, dependent upon whether or not the transaction contemplated hereby closes and, furthermore, Seller agrees to use reasonable efforts to obtain the right to assign to Purchaser any orders that result where Seller is the successful bidder; provided, however, it shall not be obligated to take any action, or condition any bid, in a way that Seller, in its sole discretion, determines would be nonresponsive or otherwise lessen it chance of securing an award. To the extent Seller is the successful bidder, the order is assignable and it has not commenced production of AP to fill such order as of the Closing, Seller will assign to Purchaser, and Purchaser shall assume from Seller, such order at Closing. Also during such period unless Purchaser shall have given its prior written consent thereto (which consent shall not be unreasonably withheld), Seller will not do any of the following with respect to the Assets:

(a) incur any indebtedness for borrowed money, make any loans or advances to any individual, firm, or corporation, or assume, guarantee, endorse, or otherwise become responsible for the obligations of any other individual, firm or corporation;

(b)    subject the Assets to a mortgage, pledge, lien or any other encumbrance;

(c) sell, lease or transfer any of the Assets (except this shall not prohibit sales of AP made in the regular, ordinary manner consistent with prior practice for sale of AP; );

(d) modify or amend in any material respect, or cancel or terminate, any of the Contracts; or

(e) make any purchase or sale contract (except AP sales contracts made in the ordinary course) or any other commitments that would be assumed by the Purchaser upon Closing, without the Purchaser's consent.
                                      -24-

10.04 ADDITIONAL INVENTORY. The parties recognize one or more customers may, after the date hereof, request that Seller make additional quantities of AP available as Inventory. Seller agrees to consider any such request in good faith, but shall have no obligation to produce additional AP for Inventory unless mutually acceptable terms and conditions relating thereto have been agreed in writing by Seller and Purchaser.

10.05 PUBLICITY. For a period beginning upon the execution of this Agreement and running through and including the Closing Date, (or date of termination if this Agreement earlier terminates), Purchaser and Seller shall consult with each other with regard to all publicity and other releases concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, no party shall issue any publicity directly related to the subject matter of this Agreement or other release without first giving the other party an opportunity to comment thereon and receiving the approval of that party, which approval shall not be unreasonably withheld.

10.06 PRE-CLOSING CUSTOMER CONTACTS. Before the Closing, the parties contemplate that, individually or jointly, they will desire to contact AP customers to advise them of, and explain the rationale behind, the transactions contemplated hereby, in an effort to address and alleviate whatever concerns such customers may have and to seek their active support for (or at least their assurance to not actively object to) the transactions contemplated hereby. The parties acknowledge it to be their mutual understanding and belief that customer support -- or at least the absence of active customer objection -- will be critical to the successful completion of the transactions contemplated hereby and that cooperation in conducting such customer contacts will be in their mutual interest. The parties therefore agree to cooperate in contacting customers about the transactions contemplated hereby and shall coordinate their contacts to the maximum extent reasonable under the circumstances. Purchaser and Seller mutually agree that, from the date of this Agreement through the Closing Date, they shall not directly or indirectly discuss the transactions contemplated hereby with any AP customer without giving the other prior notice of and an opportunity to comment upon such discussion. Furthermore, from the date hereof until such time as it has confirmed securing of the financing described as Section 3.03 and advised Seller of the same, Purchaser shall not directly or indirectly discuss this transaction with any AP Customer without Seller's prior consent.

10.07 ANNOUNCEMENT. Both parties recognize that execution of this Agreement will be an event of sufficient magnitude and materiality that Purchaser's parent company, American Pacific Corporation, will have to make an announcement regarding the same and file a Form 8K Current Report. The parties agree to cooperate in preparation of such announcement and Seller shall be given a reasonable opportunity for prior review and comment upon such announcement and report. The making of such announcement and report, and confirmation to customers thereafter that the transaction is proceeding in a satisfactory matter shall not be deemed a violation of any prohibition contained in the final two sentences of Section 10.05.

10.08 REASONABLE COMMERCIAL EFFORTS. Each of the parties hereto shall use reasonable commercial efforts in good faith to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any authorizations, consents, approvals or waivers necessary to the performance of such party's obligations hereunder) and to consummate the transactions contemplated hereby.

                                   ARTICLE XI

                                  RISK OF LOSS

The risk of loss to any of the Assets being purchased shall remain with Seller until the Closing. In the event of fire or other casualty as would be insured against by a standard extended coverage policy of property insurance (without regard to associated deductibles) shall result in any loss, destruction, or damage to AP prior to the time such material becomes Purchaser's Inventory, such material shall be excluded herefrom and not deemed Inventory subject to the Option and, hence, capable of becoming Purchaser's Inventory, nor part of the Assets. From and after the Closing, the risk of loss to any of the Assets shall reside with Purchaser. Risk of loss to Inventory shall pass to Purchaser at the time Inventory becomes Purchaser's Inventory by giving notice of Option exercise with respect thereto.


                                  ARTICLE XII

                                    CLOSING

12.01 DATE AND PLACE OF CLOSING. The delivery of the Assets, including executed originals of bills of sale, assignments and related documents, and payment of the Purchase Price (the "Closing") shall take place at the Oklahoma City offices of Seller at 10:00 a.m. on December 17, 1997 (the "Closing Date") unless the parties mutually agree to another date in writing, which mutually agreed substitute date shall then become the Closing Date.

12.02 TRANSACTIONS AT CLOSING.

At the Closing:

(a) Seller shall execute, acknowledge and deliver to Purchaser conveyance documents in substantially the form of those documents as set forth in Exhibits J and K to this Agreement and such other instruments of transfer and assignment as are reasonably necessary to transfer to Purchaser the Assets in the manner contemplated by this Agreement;

(b) Purchaser shall execute, acknowledge and deliver to Seller a written assumption of the Assumed Obligations in a form mutually acceptable to Purchaser and Seller;

(c)    Seller shall deliver to Purchaser possession of the Assets; and

(d) Purchaser and Seller shall execute, acknowledge and deliver such other instruments and take such other action as may be necessary to carry out their respective obligations under this Agreement.

12.03 FILES. Seller shall at or as promptly as reasonably possible after the Closing provide to Purchaser at Seller's offices the originals of the Contracts, the Records and all other documents comprising part of the Assets including those computer programs and computer data files set forth on Exhibit A hereto. It shall be the responsibility of Purchaser to arrange for the delivery or shipping of such originals. Seller shall be entitled to make and retain, at its own expense, such copies of the documents as it may desire.

                                  ARTICLE XIII
           THE STATUS OF REPRESENTATIONS AT AND CONDITIONS TO CLOSING

13.01 PURCHASER. Purchaser's obligation hereunder are conditioned upon and subject to the satisfaction of each of the following conditions, any one or more which may be waived by Purchaser:

(a) All of Seller's representations and warranties contained in this Agreement shall be true and correct as of the Closing in all material respects with the same effect as if the same had been made or given on and as of the Closing;

(b) Seller shall have performed and complied with all of its obligations under this Agreement which are to be performed and complied with by it prior to, at or contemporaneously with the Closing.

(c) Between the date hereof and the Closing, there shall not have occurred any material adverse change which impairs the Assets or AP Business of Seller;

(d)    It  shall  have   closed,   prior  to  the   Closing   or   substantially
       contemporaneously therewith the financing described at Section 3.03;

(e) It shall have concluded a long term supply agreement with Thiokol Corporation for the sale and purchase of AP to provide comfort to such customer as to the future price of A after the Closing of the transactions contemplated herein IF the existence of such an Agreement is determined by Purchaser in good faith to be a condition to the transactions contemplated hereunder not being objected to by such customers; and

(f) It shall have received from Russell G. Horner, Jr., the General Counsel of Seller, a letter, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser to the effect that in his opinion:

       (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to carry on its business as it is now being conducted and to own or hold the Assets, is duly qualified to do business and in good standing in all jurisdictions in which the ownership or operation of the Assets necessitates such qualification and that the transfer of the Assets and consummation of the transactions contemplated hereby, including execution and delivery of documents at Closing, will not and shall have not violated the Articles of Incorporation or Bylaws of Seller;

       (ii) All corporate action required to be taken by Seller to authorize it to execute, deliver and carry out this Agreement has been properly taken. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable in accordance with its terms, subject to bankruptcy and other laws affecting creditors' rights generally and to general principles of equity; and
       (iii) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental authority which are legally required on the part of Seller, for the consummation of the transactions contemplated by this Agreement have been obtained or made.

In rendering the foregoing opinions, such counsel may rely, as to matters of fact, on certificates of public officials of officers of Seller and on such other opinions of counsel as are reasonably satisfactory to Purchaser.

13.02 SELLER. Seller's obligation hereunder are conditioned upon and subject to the satisfaction of each of the following conditions, any one or more which may be waived by Seller:

(a) All of Purchaser's representations and warranties contained in this Agreement shall be true and correct as of the Closing in all material respects with the same effect as if the same had been made or given on and as of the Closing;

(b) Purchaser shall have performed and complied with all of its obligations under this Agreement which are to be performed and complied with by it prior to, at or contemporaneously with the Closing.

(c) Seller shall have received from American Pacific Corporation, Purchaser's parent, a full executed parent company Guaranty of Purchaser's obligations hereunder, as provided for at Section 18.10, in the form attached hereto as Exhibit M;

(d) It shall have concluded an agreement with NASA and/or Thiokol Corporation to hold the Production Facilities in a standby, back-up or "mothball" status for production of AP to provide comfort to such customers as to the future availability of AP after the Closing of the transactions contemplated herein under one or more of the situations listed at Section
       14.03 (a) through (d) IF the existence of such an agreement is determined by Seller in good faith to be (i) a condition for the transactions contemplated hereunder not being objected to by such customer(s) and/or
       (ii) reasonably necessary to facilitate a favorable review by the Federal Trade Commission or Department of Justice of the transactions contemplated hereby under the H-S-R Act or other applicable law; and

(e) It shall have received from Rooker & Gibson, counsel for Purchaser, a letter, dated the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that in their opinion:

       (i) Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own the properties and to conduct the business it presently conducts and that consummation of the transactions contemplated hereby will not and shall have not violated the Articles of Incorporation or Bylaws of Purchaser;

       (ii) All corporate action required to be taken by Purchaser to authorize it to execute, deliver and carry out this Agreement has been properly taken. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to bankruptcy and other laws affecting creditors' rights generally and to general principles of equality;

       (iii) All corporate action required to be taken by American Pacific Corporation to authorize it to execute, deliver and carry out the Guaranty described at Section 18.10 has been properly taken. The Guaranty has been duly executed and delivered by American Pacific Corporation and constitutes the valid and binding obligation of American Pacific Corporation, enforceable in accordance with its terms, subject to bankruptcy and other laws affecting creditors' rights generally and to general principles of equity; and

       (iv)  All  consents,   approvals,   orders  or   authorizations   of,  or
       registrations, declarations or filings with, any governmental authority which are legally required on the part of

       Purchaser for the consummation of the transactions contemplated by this Agreement have been obtained or made, as the case may be.

In rendering the foregoing opinions, such counsel may rely, as to matters of fact, on certificates of public officials and of officers of Purchaser and on such other opinions of counsel as are reasonably satisfactory to Seller.

13.03 ADDITIONAL CONDITIONS. The obligation of the parties hereunder to Close is further conditioned upon the following matters, any one or more of which may be waived by the parties:

(a)    Both parties have submitted  notification  under the H-S-R Act and either
       (i) the waiting period under the Act shall have expired with no adverse action or requests having been taken for further information having been received or (ii) action on the notification deemed satisfactory by each of Purchaser and Seller in its sole discretion, reasonably exercised in good faith, shall have been received;

(b) Closing of the transaction contemplated hereby will not constitute or cause a violation of any applicable covenant or condition contained in any contract to which a party hereto is bound;

(c) The Closing and all related actions contemplated by this Agreement shall have been approved in all respects by the board of directors of each party, and by the respective managements and boards of directors of the parent companies of Purchaser and Seller;

(d) There shall have been concluded a long term supply agreement between the parties whereby Seller would provide sodium chlorate as a raw material to Purchaser, IF Purchaser and Seller have mutually agreed by separate writing prior to Closing such long term supply agreement is necessary for successful completion of the transaction contemplated hereby;

(e) There shall be no suit or proceeding threatened or pending which seeks to restrain, prohibit, challenge or obtain damages or other relief in connection with this Agreement or consummation of the transactions contemplated hereby; and

(f) Each party shall have received such opinions from its counsel deemed satisfactory to it in its sole discretion, reasonably exercised in good faith, that consummation of the transactions contemplated hereby will not result in violation of any applicable law.

                                  ARTICLE XIV

                                RETAINED RIGHTS

14.01 USE AND MAINTENANCE OF PRODUCTION FACILITIES. It is understood and agreed the Production Facilities are reserved by Seller and will not be transferred hereunder to Purchaser. Together with the Reserved License, Seller shall be freely entitled, in its sole and absolute discretion, to:

(a) lease, sell, dismantle, demolish and/or scrap all or any portion of the Production Facilities;

(b) retain the Production Facilities for manufacture of Reclaimed Product in accordance with Section 14.02 and/or

(c) maintain the Production Facilities in a "standby" or "mothballed" condition so they will be capable of being used to produce AP under the limited circumstances described at Section 14.03.

14.02 RECLAIMED PRODUCT. Seller reclaims and reprocesses sludges and other materials at its Henderson, Nevada facility to produce a product (herein "Reclaimed Product") which, while technically and chemically AP, has historically been treated by Seller as a product separate and distinct from the AP intended for use in solid rocket motors. Such Reclaimed Product is suitable for, and has, some commercial uses, but is not considered by Seller suitable for solid rocket motors. Reclaimed Product shall not, for purposes of this Agreement, be deemed to be AP and the manufacture and sale thereof shall not be deemed to be part of the AP Business. Seller reserves the right for itself, its successors and assigns, to continue to produce and sell Reclaimed Product after the Closing, and to use the Production Facilities and Reserved License in association therewith; provided that Reclaimed Product may not be produced or sold for use in solid rocket propellants or for any solid rocket motor application.

14.03 RESERVED RIGHT. Though Seller agrees herein to terminate from and after Closing substantially all its AP production and sales operations, Seller nevertheless reserves the right and ability unto itself, its successors and assigns, to produce and sell AP after Closing to anyone it may choose (herein sometimes referred to as the "Reserved Right") in the following limited circumstances:

(a) If total AP demand shall exceed seventy million pounds (70,000,000 lbs.) in any 12-month period (but only for so long as such condition persists); or

(b) If Purchaser is unable for any reason to produce a quantity of AP at least equal to the total AP requirements during any 3-month period (but only for so long as such condition persists) provided, however, that the limited right of Seller to produce and sell AP during the persistence of this condition shall be limited to the production and sale of that quantity of AP that Purchaser is unable to supply; or

(c) If Purchaser, in its sole and exclusive discretion, determines to terminate its AP Business; or

(d) If Purchaser shall have been determined by a final judgment of a court of competent jurisdiction not subject to further review or modification (i) to have failed to pay the Inventory Value as provided in Section 3.02, or
       (ii) to have breached any other term, provision, or obligation of this Agreement that is specifically herein stated to survive the Closing or, if not so specifically stated, is nevertheless a duty or obligation intended, under an objective interpretation of this Agreement, to be performed by Purchaser after Closing, and if, but only if, such failure or breach shall have continued for at least thirty (30) days following the entering of such final judgment; or

(e) If Purchaser shall fail to exercise the Option with respect to all the Inventory within the Option Period; provided, however, the right to freely sell AP in such instance shall be limited to an amount of Inventory no greater than the difference between 1,200,000 pounds of Inventory and the amount of Inventory for which the Option was timely exercised hereunder. (Inventory greater than the difference between 1,200,000 pounds and the amount for which the Option was timely exercised, if any, shall become, and shall be sold only as, Reclaimed Product;) or

(f) If undertaken to fulfill any Firm Order or any New Order, provided that, in regard to sales made to fulfill any such Order, Seller shall remit to Purchaser, within thirty (30) days after Seller receives payment there for, an amount equal to the net sales price received on account thereof less, with respect to a Firm Order, the sum of One dollar ($ 1.00) per pound sold and less, with respect to a New Order, the sum of one and 50/100 dollars ($1.50) per pound sold, such payment to be made by Seller to Purchaser at the latter's address set out in Section 18.04 below, or in such other manner as Purchaser may reasonably request.

Seller, its successors and assigns, shall be freely entitled to use the Reserved License and the Production Facilities in the exercise of the Reserved Right. It is understood and agreed, however, the Reserved Right shall be exercised only if, and for so long as, one or more of the conditions set forth at clauses (a) through (f) above exists.

                                   ARTICLE XV

                             CONTINUING OBLIGATIONS

15.01 FURTHER ASSURANCES. After the Closing Date, the parties agree to execute and deliver to each other all such instruments, notices, and other documents, and to do all such other acts not inconsistent with this Agreement, as may reasonably be necessary or advisable to carry out their obligations under this Agreement.

15.02 MUTUAL COOPERATION WITH RESPECT TO TAXES AND OTHER FINANCIAL MATTERS. Each of Purchaser and Seller will provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, any audit or other examination by any taxing or other governmental authority, or any judicial or administrative proceedings relating to liability for taxes relating to the transactions contemplated by this Agreement. Each party will provide the other with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant tax returns and supporting work schedules.

15.03 COOPERATION IN LITIGATION. In the event that, after the Closing Date, Seller or Purchaser shall require the participation of officers and employees employed by each other to aid in the defense or prosecution of litigation or claims, and so long as there exists no conflict of interest between the parties, each of Seller and Purchaser shall make such officers and employees reasonably available to participate in such defense or prosecution, provided that the party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges, and expenses arising from such participation.

15.04 ASSIGNMENTS AND RECORDING. At its sole discretion and cost, Purchaser may record the Assignments and Bill of Sale in all appropriate offices and Seller shall cooperate with Purchaser by executing such documentation as is reasonably necessary to effect such recordations.

15.05 POST-CLOSING STORAGE OF INVENTORY. The parties acknowledge that Purchaser may deem it necessary and/or desirable to store Purchaser's Inventory at Seller's Apex, Nevada facility for a period of time after Option exercise. As an accommodation, Seller will, upon Purchaser's request, store such Purchaser's Inventory until (but in no event later than) ninety (90) days after expiration of the Option Period. The storage of Purchaser's Inventory during this time shall be in accordance with Seller's standard practices, though (a) Seller will attempt to accommodate reasonable requests of Purchaser regarding storage practices and (b) risk of loss from any cause will lie with Purchaser.

In accordance with a schedule to be mutually agreed upon, Purchaser shall proceed to remove from Seller's Apex, Nevada facility all Purchaser's Inventory and relocate the same to a site of

Purchaser's choice. Such Purchaser's Inventory removal and relocation shall be performed at Purchaser's sole risk and expense. Seller will afford reasonable access over its premises to Purchaser for such removal and relocation; provided, Purchaser agrees to give Seller at least 72 hours prior written notice of desired access time(s), complies with the health, safety and other rules of Seller applicable to the Apex, Nevada facility (including those relating to indemnity and liability insurance requirements for contractors) and agrees to work with Seller to coordinate activities and minimize disruption to Seller's other activities. All or any part of Purchaser's Inventory remaining on Seller's premises after said date falling ninety days after expiration of the Option Period shall be deemed abandoned by Purchaser and Seller may, without being obligated so to do, and without waiving any other remedy it may have, thereafter sell to anyone for any purpose, reclaim or otherwise dispose of the same at Purchaser's risk and expense without any liability to Purchaser.

15.06 POST CLOSING ASSISTANCE. From and after Closing, upon Purchaser's request, at reasonable times and upon reasonable prior notice, Seller agrees to:

(a) introduce Purchaser to customers of Seller which were not previously also customers of Purchaser, such introductions to include accompanying Purchaser on an initial visit to such customers and use of Seller's good offices in encouraging such customers to become customers of Purchaser;

(b) consult with Purchaser regarding the Process, the Technical Information and such other areas of AP production where Seller has expertise which may be of assistance to Purchaser; and

(c)    consult with Purchaser regarding AP marketing.

15.07 MARKETING RECLAIMED PRODUCT. Seller presently uses the same marketing department for its sales of both AP and Reclaimed Product. After Closing, the possibility exists Seller's AP marketing group will be reduced in size or reassigned. Such result could interfere with Seller's sale of Reclaimed Product. Purchaser however, contemplates a continued and even expanded role for its marketing group. Purchaser agrees, upon request of Seller in the event it produces Reclaimed Product after Closing and desires marketing assistance in association therewith, to use reasonable efforts to market Reclaimed Product on behalf of, and in accordance with the reasonable instructions of, Seller. Seller will, unless otherwise mutually agreed, designate the customers and establish the sales price for Reclaimed Product and be responsible for any and all warranties regarding quality and performance thereof. Title to Reclaimed Product shall pass directly from Seller to its customers and never reside in Purchaser. Purchaser shall perform such marketing services with respect to Reclaimed Product as an accommodation to Seller and for no additional consideration. The gross proceeds of Reclaimed Product sales shall be for Seller's account without set off, deduction, commission, or any fee whatsoever -- howsoever the same may be denominated. Upon the earlier to occur of three (3) years after the Closing Date or the date Purchaser has remitted to Seller gross proceeds from sales of nine hundred (900) short tons of Reclaimed Product, Purchaser's obligation under this Section 15.07 shall cease.

15.08 PRESERVATION OF BOOKS AND RECORDS. For seven (7) years after the Closing Date, the party in possession of the originals will retain the original books, records and files (including, without limitation, the Contracts, the Licenses, the Records and documentary portions of the Assets), relating to the period of time prior to the Closing and will make such books, records and files

(including, without limitation, the Contracts, the Licenses, the Records and documentary portions of the assets), available to the other party upon reasonable notice at the headquarters of the party in possession (or at a mutually agreed upon location in the United States) at reasonable times and during regular office hours.

15.09 SURVIVAL OF INDEMNITIES, REPRESENTATIONS AND WARRANTIES.

(a)    Except  as to  Sections  4.04,  4.05,  4.06,  4.07,  4.09 and  6.01,  the
       representation and warranty provisions of this Agreement shall survive the Closing and expire on the first anniversary of the Closing Date. Representations and warranties contained in Sections 4.04, 4.05, 4.06, 4.07, 4.09 and 6.01 shall survive the Closing and expire on the third anniversary of the Closing Date.

(b) Obligations which by their terms are to be performed after the Closing and the indemnity provisions of this Agreement shall survive the Closing.

                                  ARTICLE XVI

                            TERMINATION AND DEFAULT

This Agreement may, by written notice given at or prior to the Closing, be terminated at or prior to Closing:

(a) by either Purchaser or Seller if a material default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured and has not been waived;

(b)    (i) by Purchaser if all of the  conditions set forth in Section 13.01 and
       13.03 shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of Purchaser to fully comply with its obligations hereunder, and shall not have been waived by Purchaser on or before such date; or (ii) by Seller, if all of the conditions set forth in Section 13.02 and 13.03 shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of Seller to fully comply with its obligations hereunder, and shall not have been waived by Seller on or before such date;

(c)    by mutual consent of Purchaser and Seller; or

(d) by either Purchaser or Seller if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, by March 31, 1998, or such later date as may be agreed upon in writing by the parties. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right to termination shall not be an election of or waiver of any remedies.

                                  ARTICLE XVII
                          POST CLOSING NON-COMPETITION

17.01 NON-COMPETITION. Except with respect to the Reserved Right or as otherwise permitted at Sections 15.05 and 15.06, Seller agrees that from the Closing Date, it shall not engage directly or indirectly in any business involving licensing, using, selling or promoting the AP Business nor engage directly or indirectly in the AP Business which Seller has sold to Purchaser pursuant to this Agreement.

       17.02 REASONABLENESS. Seller and Purchaser acknowledge and agree that the provisions of this Article XVII are reasonable and, specifically, that the provisions with respect to the duration and scope of the obligations of non-competition are reasonable. The obligations of non-competition are included as a part of the purchase of the Assets (which includes the Process) and the AP Business which are currently owned by Seller. It is the intent of the parties, pursuant to this Agreement, that Seller shall retain the Reserved License, the Reserved Rights, the Production Facilities and its businesses and assets other than the AP Business and the Assets and that Purchaser will acquire the AP Business and the Assets. Because of the nature of the transactions contemplated by this Agreement and the mutuality of the obligations set forth herein and the intent of the parties, all parties agree that these obligations of non-competition are reasonable in scope and duration. In the event any court of competent jurisdiction shall determine that the provisions of this Article XVI are unreasonable and therefore unenforceable in any respect, such provisions shall not be invalidated thereby, but shall be reformed to conform to such court's determination of reasonableness. It is the intent of the parties that the provisions of this Article XVII shall have the permanent duration and full scope stated in this Article XVII, but that if such duration and/or scope shall be determined to be unreasonable, the provisions of this Article XVII shall have the maximum duration and scope permissible under applicable law.

                                 ARTICLE XVIII

                                 MISCELLANEOUS

18.01 INTEGRATIONS; AMENDMENT AND MODIFICATION. Except as expressly set forth herein, neither party makes to the other any warranty or representation, whether expressed or implied, of any kind whatsoever. This Agreement may not be modified, supplemented or changed in any respect except by a writing duly executed by Purchaser and Seller.

18.02 DESCRIPTIVE HEADINGS. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

18.03 BINDING EFFECT; ASSIGNMENT. This Agreement and the duties and obligations hereunder (including by way of example and not limitation, those under Article
XVII) shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties, their successors and permitted assigns. This Agreement shall not be assigned in whole or in part by Seller without the prior written consent of Purchaser nor by Purchaser without the prior written consent of the Seller, which consent shall not unreasonably be withheld. Notwithstanding the immediately preceding sentence, either party shall be entitled to transfer its rights hereunder to an Affiliate upon written notice to such effect to the other, but without the necessity of securing its consent. Furthermore, Seller shall be entitled to assign its rights hereunder on notice, but without Purchaser's consent, to (i) any purchaser or lessee of the Production Facilities
(ii) any purchaser of all or substantially all

Seller's remaining operations at its Henderson, Nevada facility or (iii) any purchaser of all or substantially all of Seller; and Purchaser shall be entitled to assign its rights hereunder on notice to but without Seller's consent if required as security for the financing contemplated at Section 3.04. Delegation of duties under the immediately preceding sentence shall be made only with the prior written consent of the other party, which consent shall not unreasonably be withheld.

18.04 NOTICES. All notices, demands, requests, or other instruments which may be or are required to be given hereunder shall be delivered in person or sent by United States Mail, postage prepaid or by FedEx or other recognized expedited delivery service, to the address referenced below, or by telecopy to the number listed below with a confirming phone call. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to the other.

If to Seller:                        If to Purchaser:

Kerr-McGee Chemical Corporation      AMPAC, INC.
Kerr-McGee Center                    c/o American Pacific Corporation
Oklahoma City, OK 73102              3770 Howard Hughes Parkway, Suite 300
Attn: Mr. W.P. Woodward              Las Vegas, NV, 89109
                                     Attn: Mr. John R. Gibson, President and CEO

Fax No.: (405) 270-3977              Fax No.: (702) 735-2200
Phone No.: (405)270-3826             Phone No.: (702)794-0714

with a copy to:                      with a copy to:

Kerr-McGee Corporation               C. Keith Rooker, Esq.
Kerr-McGee Center                    Rooker & Gibson
Oklahoma City, OK 73102              3770 Howard Hughes Parkway Suite 360
Attention: Mr. Roger G. Addison      Las Vegas, Nevada 89108
Fax No. (405) 270-4101               Fax No. (702) 794-4463
Phone No. (405) 270-2869             Phone No. (702) 794-4504

Notices shall be deemed given upon delivery when delivered in person; when sent by United States Mail, five (5) business days after deposit; when by expedited delivery service, two (2) business days after deposit for delivery; and, when telecopied, 24 hours after receipt of facsimile transmission confirmation.

18.05 EXHIBITS. The exhibits attached to this Agreement are made a part of this Agreement as if they were fully set forth herein.

18.06 COUNTERPARTS. This Agreement may be executed in duplicate, both such duplicates hereof shall be deemed to be an original, and both of which together shall constitute one and the same instrument.

18.07 CONFIDENTIALITY. In addition to the provisions dealing with publicity made at Section 13.08 above, the terms of this Agreement shall not be disclosed to any person or party except when the disclosure is (i) required by law or the rules of any recognized stock exchange, (ii) requested by Seller's or Purchaser's independent public accountants; (iii) required pursuant to a loan agreement; (iv) required to be disclosed in connection with the prosecution or defense of any litigation; or (v) is otherwise consented to in writing. To the extent a disclosure is permitted by exception (i) above, a party will endeavor to give the other at least five (5) days prior notice of, and an opportunity to comment on, such disclosure.

18.08 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

18.09 EXPENSES. Each party will pay all expenses incurred by or on behalf of it in connection with the authorization, preparation, execution, and performance of this Agreement including, but not limited to, all filing fees and expenses of agents, representatives, counsel, consultants and economists.

18.10 PARENT GUARANTY. Contemporaneously with execution of this Agreement, Purchaser shall secure and deliver to Seller a guaranty of Purchaser's obligations under this Agreement from its parent, American Pacific Corporation, in the form attached hereto as Exhibit L.

18.11 ENTIRE AGREEMENT. The terms and provisions contained herein constitute the entire agreement of the parties with respect to the transactions contemplated hereby and, other than that certain confidentiality agreement dated August 28, 1997 which survives in accordance with its terms, there are no agreements, understandings, warranties, representations, covenants, obligations, promises, assurances or conditions precedent or subsequent or otherwise, except those expressly set out in this Agreement. The parties covenant and agree that this Agreement shall be deemed and considered for all purposes as prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the preparation, submittal or other event or negotiation, drafting or execution hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AMPAC, INC.                             KERR-McGEE CHEMICAL CORPORATION

By: /s/ John R. Gibson                  By: /s/ William D. Woodward
    ----------------------                  ---------------------------
Name: John R. Gibson                    Name: William D. Woodward
Title: President & CEO                  Title: Senior VP Chemical Operations
                                               Kerr-McGee Corp.

                                  EXHIBIT "A"

                                       to

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                AMPAC, INC. and

                        KERR-McGEE CHEMICAL CORPORATION

"Computer Software and Files"

1.  Those relating to the Technical Information described in Exhibit D.

                                 EXHIBIT "A-1"


                                       to

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                  AMPAC, INC.

                                      and

                        KERR-McGEE CHEMICAL CORPORATION

"Excepted Items"

To the extent they are or could be deemed covered by the defined term "Assets," there is excepted the Reclaimed Product, the Reserved License, the Retained Rights and sodium perchlorate.

                                  EXHIBIT "B"

                                       to

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                  AMPAC, INC.

                                      and

                        KERR-McGEE CHEMICAL CORPORATION

"Contracts"

None as of the date hereof: (though the Agreement contemplates that certain additional orders for AP may be secured by Seller prior to Closing and assigned to Purchaser at Closing).

                                 EXHIBIT "C"

                                       to

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                  AMPAC, INC.

                                       and

                        KERR-McGEE CHEMICAL CORPORATION

"Process Description"

                                  See attached

                              AMMONIUM PERCHLORATE
                              PROCESS DESCRIPTION

Ammonium perchlorate, NH4C1O4 is produced from sodium perchlorate, anhydrous ammonia, and hydrochloric acid, according to the double decomposition reaction:

                          NaClO4 + NH3   NH4C1O4 + NaC1

NaC1 is produced as a byproduct.

The hydrochloric acid and anhydrous ammonia used in this process are of high purity and need no further treatment before entering the system. However, the sodium perchlorate solution contains some impurities in low concentrations which are removed prior to use.

One impurity in the sodium perchlorate solution is sodium dichromate which is used as an additive in the electrolytic cells. The chromate impurity is reduced with SO2 and NaOH according to the reaction:

                Na2Cr2O7 + 3SO2 + 4NaOH + H2O  2Cr(OH)3 + 3Na2SO4

The chromic hydroxide is then removed from the treated solution by pressure filtration.

Another impurity to be removed from the NaClO4 solution is sodium chlorate. Chromate-free NaClO4 solution is pumped from storage to the acid destruction vessel where the sodium chlorate impurity is removed by reaction with HCl in the presence of ammonium chloride, according to the following basic reaction:

                   NaClO3 + 6HC1  3C12 + NaC1 + 3H2O Main Rx
                   NaClO3 + 2NH3 HC1 NaC1 + 3H2O + N2 Side Rx

The reaction gases are exhausted through a wet scrubber where reaction with sodium hydroxide solution absorbs and neutralizes any acid gases. The inert gases are vented to the atmosphere.

Feed streams of purified NaCl04, HC1, and ammonia are carefully metered to a glass-lined reactor where ammonium perchlorate and byproduct salt are produced. Subsequently, this reaction mixture passes to a large crystallizer where, under vacuum, the solution cools, permitting ammonium perchlorate to crystallize while the sodium chloride remains in solution. The crystallizer is designed and operated to produce the proper particle size distribution among the ammonium perchlorate crystals. A centrifuge separates the crystals from the saturated solution, or mother liquor, and washes them.

The mother liquor proceeds to the salt crystallizer where steam is used to evaporate water under reduced pressure, thus causing salt to precipitate. The ammonium perchlorate which is present remains in solution because of its greatly increased solubility at elevated temperatures. The sodium chloride crystals are separated from the mother liquor by centrifuging and washed with water. The NaCl, thus separated, is dried in a direct-fired, rotary dryer and ultimately returned to the Sodium Chlorate Plant. The mother liquor is recycled to the reactor.

The ammonium perchlorate (AP) crystals which had been separated from the mother liquor are reslurried in a water carrier saturated with AP and pumped to a remote dryer building. Here, the crystals, again, are separated by a centrifuge and dried in a hot air stream.

The AP crystals then pass through a screening system where those crystals which are too coarse, or too fine, are separated and returned to the crystallization step.

The AP discharging from the screening operation passes into double cone blenders from which it is packed in lots of 20,000 pounds. It can be packed directly in drums for shipment, or it can be packed in drums as blend-transit material for subsequent cross-blending. Anti caking agents may be added to the blended lots to customer specification. All material packed in drums is packed inside a plastic liner with silica gel bags added for moisture and caking control.

Nearly all of the ammonium perchlorate shipped is cross-blended. In the process of cross-blending, several 20,000-pound blend-transit lots are combined and reblended to produce one large finished lot having uniform chemical and physical characteristics.

Certain customers desire AP which is rounded, i.e., is not made up of crystals having sharp or jagged edges. Such material is produced by specially handling the AP leaving the crystallizer in "rounding tanks" and by gently drying in a rotary dryer. Screening and blending operations are similar to those for regular AP.

                                  EXHIBIT "D"

                                       to

                            ASSET PURCHASE AGREEMENT


                                    BETWEEN

                                  AMPAC, INC.

                                      and

                        KERR-McGEE CHEMICAL CORPORATION

"Technical Information"

Descriptions of and know how for the following:

I.       SODIUM PERCHLORATE

         cell design and operating parameters (precious metal anode vs. lead dioxide)

II.      AMMONIUM PERCHLORATE

         precipitation end filtration of impurities in purification

         one-step   chemical   process   (raw   material   directly   to   AP-no
         intermediates)

         particle size control (seed mill directs crystallizer particle size control)

         screen efficiency (limit amount of recycle) mathematical model for lot selection flash drying equipment and technology finished material storage design waste treatment technology quality engineering support services (to help qualify for current KM sole source customers)

                                  EXHIBIT "E"

                                       to

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                  AMPAC, INC.

                                       and

                        KERR-McGEE CHEMICAL CORPORATION

"Wire Instructions"

Morgan Guaranty Trust Company
New York, New York
ABA No. 021000238
For Account of Kerr-McGee Corporation
Account No. 03419860

                                  EXHIBIT "F"

                                       to

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                  AMPAC, INC.

                                      and

                        KERR-McGEE CHEMICAL CORPORATION

"Purchase Price Allocation"

         TANGIBLE PROPERTY                  $3,900,000
         INTANGIBLE PROPERTY                $35,100,000
              Total Purchase Price          $39,000,000
              (excludes Inventory value)

                                  EXHIBIT "G"

                                       to

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                  AMPAC, INC.

                                      and

                        KERR-McGEE CHEMICAL CORPORATION

"Schedule of Seller's Exceptions"

1. Seller, Thiokol and 56 other entities have been named as co-defendants in the lawsuit styled Scott et al. v. Thiokol et al., No. 97-0823, 71st Judicial District, Harrison County, Texas which was filed in Marshall, Texas, in late August, 1997. Generally, the lawsuit claims that exposure to various chemicals allegedly used in connection with the operation of the Longhorn Army Ammunition Plant in Karnack, Texas caused personal injuries and property damage to the plaintiffs.

2. Numerous investigations and inquiries have been announced or threatened regarding perchlorate contamination of water in the Las Vegas, Nevada area of which both Purchaser and Seller are well acquainted.

3. Seller, along with others who now or in the past held an interest in or about the Basic Management, Inc. industrial complex at Henderson, Nevada, is a party to that certain "Consent Agreement" dated April 25, 1991, as amended, with the State of Nevada, Division of Environmental Protection, dealing with investigation, testing an remediation of possible contamination on or about its Henderson plant site.

                                  EXHIBIT "H"

                                       to

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                  AMPAC, INC.

                                      and

                        KERR-McGEE CHEMICAL CORPORATION

"Schedule of Purchaser's Exceptions"

American Pacific Corporation is a party to that certain Indenture dated as of February 21, 1992 among American Pacific Corporation, American Azide Corporation (a wholly-owned subsidiary of American Pacific Corporation), and Security Pacific National Bank, as Trustee (the "Azide Indenture"). The Azide Indenture contains certain negative covenants that, in the absence of either (a) waiver and consent or, (b) retirement or defeasance of the notes that are the subject of the Azide Indenture, may be violated by the financing described at Section
3.03 of the Asset Purchase Agreement of which this Exhibit is a part. Purchaser anticipates that, effective contemporaneously with the Closing, the notes will be retired or defeased, or alternatively that the requisite waiver and consent will be obtained.

                                  EXHIBIT "I"

                                       to

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                  AMPAC, INC.

                                      and

                        KERR-McGEE CHEMICAL CORPORATION


"Key Employees"

Superintendent AP Operations
General Supervisor
Maintenance Supervisor
Coordinator Maintenance
Production Supervisor
Production Supervisor
Production Supervisor
Maintenance Supervisor
General Supervisor
Quality Assurance Specialist
Staff Process Engineer
Sr. Process Engineer

                                  EXHIBIT "J"

                                       to
                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                  AMPAC, INC.

                                      and

                        KERR-McGEE CHEMICAL CORPORATION

"Bill of Sale"

                                  See attached

                                  BILL OF SALE
                                       TO

         BE IT KNOWN that KERR-McGEE CHEMICAL CORPORATION, a Delaware corporation, (hereinafter referred to as "Seller") for the consideration and upon the terms and conditions hereinafter expressed, has sold and delivered and does by these presents, grant, bargain, sell assign, transfer, set over and deliver unto _________________, a Nevada corporation, (hereinafter referred to as "Purchaser") all of its right, title and interest in and to the property described and identified on Exhibit "A", attached hereto and made a part hereof for all purposes ("Property").

         This sale is made for good cause and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by Seller and Purchaser.

         This Bill of Sale is made subject to the terms and conditions of the Asset Purchase Agreement entered into between Seller and Purchaser dated __________, 1997 ("Asset Purchase Agreement"), which terms and conditions shall survive and not merge herein, and in the event of a conflict between said Asset Purchase Agreement shall control. All the agreements and stipulations herein contained, and all the obligations herein assessed shall inure to the benefit of and be binding upon the representatives, successors, and assigns of the respective parties hereto. This Bill of Sale may be executed in counterpart, and each such counterpart hereof shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale the _____ day of ____________, 1997.

_____________________________      KERR-McGEE CHEMICAL CORPORATION

By___________________________      By______________________________
Name_________________________      Name____________________________
Title________________________      Title___________________________

                                  EXHIBIT "K"

                                       to

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                  AMPAC, INC.

                                       and

                         KERR-McGEE CHEMICAL CORPORATION

"Form of Assignment - Contracts"

                                  See attached

                            ASSIGNMENT OF CONTRACTS

         THIS ASSIGNMENT OF CONTRACTS ("Assignment") is made and effective as of this ____ day of __________, 1997, by and between KERR-McGEE CHEMICAL CORPORATION, a Delaware corporation (hereinafter referred to as "Assignor") and _______________, a Nevada corporation (hereinafter referred to as "Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor has, in association with its ammonium perchlorate manufacturing and sales business, entered into the various agreements listed on Exhibit "A" hereto (hereinafter collectively referred to as the "Contracts"); and

         WHEREAS, Assignor desires to assign its right, title, interest, duties and obligations under the Contracts and Assignee desires to assume such right, title, interest, duties, and obligations of Assignor under the Contracts.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. ASSIGNMENT. Subject to the provisions of Section 2 below, Assignor hereby assigns all of its right, title, interest, duties and obligations under the Contracts, more particularly described on Exhibit "A", which is attached hereto and made a party hereof, to Assignee and Assignee assumes such right, title, interest, duties and obligations effective as of the date hereof.

         2. TERMS AND CONDITIONS. This Assignment is made subject to the terms and conditions of the Asset Purchase Agreement entered into between Assignor and Assignee dated ___________, 1997, which terms and conditions shall survive and not merge herein, and in the event of a conflict between said Asset Purchase Agreement and this Assignment, such Asset Purchase Agreement shall control. All the agreements and stipulations herein contained, and all the obligations herein assessed shall inure to the benefit of and be binding upon the representatives, successors, and assigns of all of the respective parties hereto.

         3. Counterparts This Assignment may be executed in counterpart, and each such counterpart hereof shall be deemed to be original and which together shall constitute one and the same instrument.

         EXECUTED effective the date first above written.

ASSIGNOR:                               ASSIGNEE:

KERR-McGEE CHEMICAL CORPORATION         ________________________________________

By:____________________________         By______________________________________
Name___________________________         Name____________________________________
Title__________________________         Title___________________________________

                                  EXHIBIT "L"

                                       to

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                  AMPAC, INC.

                                      and

                        KERR-McGEE CHEMICAL CORPORATION

                                    GUARANTY
                                    --------

         AMERICAN PACIFIC CORPORATION hereby unconditionally and irrevocably guarantees the due and punctual performance of each and every obligation of AMPAC, INC. set forth in the ASSET PURCHASE AGREEMENT to which this Guaranty is attached. In the event any action is taken to enforce this Guaranty in any respect, it is understood and agreed that AMERICAN PACIFIC CORPORATION shall be entitled to assert, and to have the full benefit of, any and all defenses, claims, demands, or causes of action that would be available to AMPAC, INC. with respect to any enforcement or attempted enforcement of any obligation under the ASSET PURCHASE AGREEMENT. This Guaranty shall survive the Closing and the dissolution, merger, acquisition, bankruptcy, liquidation or reorganization of AMPAC, INC.

                                             AMERICAN PACIFIC CORPORATION

                                             By /s/ John R. Gibson
                                             ----------------------------------
                                             Name: John R. Gibson
                                             Title:  President & CEO

ATTACHED TO AND MADE A PART OF THAT ASSET PURCHASE AGREEMENT BY AND BETWEEN KERR-McGEE CHEMICAL CORPORATION AND AMPAC, INC. DATED OCTOBER 10, 1997.